Exhibit 12.1

E:   lou@bevilacquapllc.com
T:   202.869.0888
W:  bevilacquapllc.com

June 11, 2021

Otis Gallery LLC
c/o Otis Wealth, Inc.
335 Madison Avenue, 16th Floor
New York, NY 10017

Re:
Offering Statement on Form 1-A of Otis Gallery LLC

Ladies and Gentlemen:

We have acted as special counsel to Otis Gallery, LLC, a Delaware series limited liability company (the “Company”), in connection with the filing of an Offering Statement on Form 1-A (the “Offering Statement”) pursuant to 17 CFR Part 230.251 et. seq., or Regulation A, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering Statement relates to the proposed issuance and sale by the Company of membership interests (the “Interests”) in each of the applicable series of the Company (each, a “Series”) as set forth on Schedule 1 hereto (each, an “Offering”).  We understand that the Interests would be sold as described in the Offering Statement and pursuant to subscription agreements, substantially in the forms filed as exhibits to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the applicable Series of Interests (the “Subscription Agreements”).
In connection with each Offering, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 18, 2018; (ii) the Limited Liability Company Agreement of the Company, dated February 1, 2019, as amended, including the Series Designation of each Series attached thereto (collectively, the “Operating Agreement”); (iii) corporate proceedings, including the resolutions of the manager of the Company and the Board of Directors of the manager of the Company, with respect to each Offering; and (iv) such other documents, records and matters of law as we have considered necessary in connection with the expression of the opinions hereinafter set forth.  We have also relied upon certificates and other assurances of officers of the manager of the Company and others as to certain factual matters without having independently verified such factual matters.  We have also reviewed the Offering
1050 Connecticut Ave., NW, Suite 500
Washington, DC 20036

PG. 2
June 11, 2021
Statement and forms of Subscription Agreements as filed with the Commission. We also have relied on information obtained from public officials and other sources believed by us to be reliable as to other questions of fact.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company, representatives of the Company and/or public officials and do not opine as to the accuracy of such factual matters.
In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, the completeness of all records and other information made available to us by the Company on which we have relied, the genuineness of all signatures, the legal capacity of all signatories who are natural persons and the due execution and delivery of all documents by parties other than the Company.
The opinions we express herein are limited to matters involving the Delaware Limited Liability Company Act as currently in effect. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the securities covered by the Offering Statement.
Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that the Interests have been authorized by all necessary series limited liability company action of the Company and, when issued and sold in accordance with the terms set forth in the Operating Agreement and the Subscription Agreements against payment therefor in the manner contemplated in the Offering Statement, will be validly issued, fully paid and non-assessable.
This opinion is given as of the date hereof.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Offering Statement. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC

BEVILACQUA PLLC

PG. 3
June 11, 2021
SCHEDULE 1

Series Name	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests
Series #KW	$25.00	$250,000	10,000
Series Drop 002	$33.00	$33,000	1,000
Series Drop 003	$35.00	$35,000	1,000
Series Drop 004	$47.00	$47,000	1,000
Series Drop 005	$76.00	$95,000	1,250
Series Drop 008	$40.00	$32,000	800
Series Drop 009	$100.00	$325,000	3,250
Series Drop 010	$25.00	$25,000	1,000
Series Gallery Drop 011	$25.00	$20,000	800
Series Gallery Drop 012	$75.00	$150,000	2,000
Series Gallery Drop 013	$60.00	$90,000	1,500
Series Gallery Drop 014	$33.00	$33,000	1,000
Series Gallery Drop 015	$27.00	$27,000	1,000
Series Gallery Drop 016	$21.00	$21,000	1,000
Series Gallery Drop 017	$54.00	$54,000	1,000
Series Gallery Drop 018	$25.00	$12,000	480
Series Gallery Drop 019	$30.00	$22,500	750
Series Gallery Drop 020	$75.00	$136,500	1,820
Series Gallery Drop 021	$25.00	$27,500	1,100
Series Gallery Drop 022	$32.00	$32,000	1,000
Series Gallery Drop 023	$19.00	$19,000	1,000
Series Gallery Drop 024	$24.00	$24,000	1,000
Series Gallery Drop 025	$70.00	$70,000	1,000
Series Gallery Drop 026	$50.00	$100,000	2,000
Series Gallery Drop 027	$12.50	$62,500	5,000
Series Gallery Drop 028	$10.00	$20,000	2,000
Series Gallery Drop 029	$11.00	$55,000	5,000
Series Gallery Drop 030	$14.00	$28,000	2,000
Series Gallery Drop 031	$24.00	$48,000	2,000
Series Gallery Drop 032	$1.00	$5,000	5,000
Series Gallery Drop 033	$10.00	$24,000	2,400
Series Gallery Drop 034	$20.00	$415,000	20,750
Series Gallery Drop 035	$20.00	$75,000	3,750
Series Gallery Drop 036	$10.00	$51,000	5,100
Series Gallery Drop 037	$10.00	$26,500	2,650
Series Gallery Drop 038	$10.00	$73,500	7,350

PG. 4
June 11, 2021
Series Gallery Drop 039	$10.00	$67,500	6,750
Series Gallery Drop 040	$10.00	$35,500	3,550
Series Gallery Drop 041	$1.00	$5,500	5,500
Series Gallery Drop 042	$10.00	$21,000	2,100
Series Gallery Drop 043	$10.00	$67,000	6,700
Series Gallery Drop 044	$10.00	$466,700	46,670
Series Gallery Drop 045	$10.00	$230,000	23,000
Series Gallery Drop 046	$10.00	$53,000	5,300
Series Gallery Drop 047	$10.00	$30,000	3,000
Series Gallery Drop 048	$10.00	$58,000	5,800
Series Gallery Drop 049(1)	$10.00	$229,500	22,950
Series Gallery Drop 050	$10.00	$29,500	2,950
Series Gallery Drop 051	$10.00	$31,000	3,100
Series Gallery Drop 052	$10.00	$10,000	1,000
Series Gallery Drop 053	$10.00	$79,500	7,950
Series Gallery Drop 054	$10.00	$19,000	1,900
Series Gallery Drop 055	$10.00	$47,500	4,750
Series Gallery Drop 056(1)	$10.00	$21,620	2,162
Series Gallery Drop 057(1)	$10.00	$18,360	1,836
Series Gallery Drop 058(1)	$10.00	$22,840	2,284
Series Gallery Drop 059(1)	$10.00	$79,160	7,916
Series Gallery Drop 060	$10.00	$51,100	5,100
Series Gallery Drop 061(1)	$10.00	$23,560	2,356
Series Gallery Drop 062	$10.00	$16,200	1,620
Series Gallery Drop 063(1)	$10.00	$21,520	2,152
Series Gallery Drop 064(1)	$10.00	$34,380	3,438
Series Gallery Drop 065	$10.00	$21,100	2,110
Series Gallery Drop 066(1)	$10.00	$96,600	9,660
Series Gallery Drop 067	$10.00	$63,200	6,320
Series Gallery Drop 068	$10.00	$25,300	2,530
Series Gallery Drop 069	$10.00	$37,000	3,700
Series Gallery Drop 070	$10.00	$32,800	3,280
Series Gallery Drop 071	$10.00	$78,900	7,890
Series Gallery Drop 072	$10.00	$297,500	29,750
Series Gallery Drop 073	$10.00	$46,600	4,660
Series Gallery Drop 074	$10.00	$22,000	2,200
Series Gallery Drop 075	$10.00	$58,300	5,830
Series Gallery Drop 076	$10.00	$58,300	5,830
Series Gallery Drop 077	$10.00	$38,800	3,880
Series Gallery Drop 078	$10.00	$22,000	2,200

PG. 5
June 11, 2021
Series Gallery Drop 079	$10.00	$21,200	2,120
Series Gallery Drop 080	$10.00	$15,800	1,580
Series Gallery Drop 081	$10.00	$505,300	50,530
Series Gallery Drop 082	$10.00	$84,200	8,420
Series Gallery Drop 083	$10.00	$47,400	4,740
Series Gallery Drop 084	$10.00	$54,700	5,470
Series Gallery Drop 085	$10.00	$63,200	6,320
Series Gallery Drop 086	$10.00	$94,700	9,470
Series Gallery Drop 087	$10.00	$243,200	24,320
Series Gallery Drop 088	$10.00	$58,200	5,820
Series Gallery Drop 089	$10.00	$25,200	2,520
Series Gallery Drop 090	$10.00	$104,100	10,410
Series Gallery Drop 091	$10.00	$39,400	3,940
Series Gallery Drop 092	$10.00	$228,800	22,880
Series Gallery Drop 093	$10.00	$45,800	4,580
Series Gallery Drop 094	$10.00	$22,800	2,280
Series Gallery Drop 095	$10.00	$47,600	4,760
Series Gallery Drop 096	$10.00	$30,500	3,050
Series Gallery Drop 097	$10.00	$31,600	3,160
Series Gallery Drop 098	$10.00	$14,700	1,470
Series Gallery Drop 099	$10.00	$136,800	13,680
Series Gallery Drop 100	$10.00	$19,500	1,950
Series Gallery Drop 101	$10.00	$211,300	21,130
Series Gallery Drop 102	$10.00	$14,800	1,480
Series Gallery Drop 103	$10.00	$18,400	1,840
Series Gallery Drop 104	$10.00	$13,100	1,310
Series Gallery Drop 105	$10.00	$65,000	6,500
Series Gallery Drop 106	$10.00	$28,100	2,810
Series Gallery Drop 107	$10.00	$23,800	2,380
Series Gallery Drop 108	$10.00	$31,700	3,170
Series Gallery Drop 109	$10.00	$32,400	3,240
Series Gallery Drop 110	$10.00	$10,600	1,060
Series Gallery Drop 111	$10.00	$18,900	1,890
Series Gallery Drop 112	$10.00	$60,000	6,000
Series Gallery Drop 113	$10.00	$16,700	1,670

PG. 6
June 11, 2021

(1) The maximum offering sizes and membership interests are comprised, as further set forth in the table below, of: (a) interests offered for which the Company will receive offering proceeds; and (b) additional interests, having the maximum aggregate values set forth in the table below but for which the Company will not be compensated, pursuant to the terms of the Bonus Interest Program described in the Offering Statement.
Series Name	Interests Offered	Maximum Proceeds	Maximum Bonus Interests	Maximum Bonus Interest Value
Series Gallery Drop 049	22,500	$225,000	450	$4,500
Series Gallery Drop 056	2,120	$21,200	42	$420
Series Gallery Drop 057	1,800	$18,000	36	$360
Series Gallery Drop 058	2,240	$22,400	44	$440
Series Gallery Drop 059	7,760	$77,600	156	$1,560
Series Gallery Drop 061	2,310	$23,100	46	$460
Series Gallery Drop 063	2,110	$21,100	42	$420
Series Gallery Drop 064	3,370	$33,700	68	$680
Series Gallery Drop 066	9,470	$94,700	190	$1,900